FORM OF
                          INTERCOMPANY PROMISSORY NOTE


$39,000,000.00                                                   July __, 1997


     For value received, the undersigned, Marcam Corporation, a Massachusetts corporation ("Obligor"), hereby promises to pay to the order of Marcam Solutions, Inc., a Delaware corporation, at its principal office at 95 Wells Avenue, Newton, Massachusetts 02159, or at such other place as may be designated from time to time in writing by Holder, the principal sum of Thirty-Nine Million Dollars and Zero Cents ($39,000,000.00), together with interest in arrears from and including the date hereof on the unpaid principal balance hereunder, computed daily, at the rate of 5.85% per annum, payable as set forth below. Interest shall be calculated on the basis of actual number of days elapsed over a year of 360 days. Notwithstanding any other provision of this Promissory Note, Holder does not intend to charge, and Obligor shall not be required to pay, any interest or other fees or charges in excess of the maximum permitted by applicable law; any payments in excess of such maximum shall be refunded to Obligor or credited to reduce principal hereunder. Principal and interest shall be payable in lawful money of the United States of America.

     Monthly payments of principal shall be due and payable on the fifteenth
(15th) day of each calendar month, commencing on August 15, 1997, in accordance with the payment schedule attached hereto and made a part hereof. Accrued interest shall be due and payable quarterly in arrears on the last day of each calendar quarter commencing on September 30, 1997. All outstanding principal and accrued interest shall become due and payable on the third business day following the first to occur of (i) the closing of a public offering of securities of the Obligor; (ii) the closing of a debt financing of the Obligor (other than borrowings under the Obligor's credit facilities); or (iii) a combination of a public offering of securities and a debt financing of the Obligor (other than borrowings under the Obligor's credit facilities).

     If any day on which a payment is due pursuant to the terms of this Promissory Note is not a day on which banks in the Commonwealth of Massachusetts are generally open (a "Business Day"), such payment shall be due on the next Business Day following.

     This Promissory Note may be prepaid at any time, without premium or penalty, in whole or in part. Any prepayment of principal shall be accompanied by a payment of accrued interest in respect of the principal being prepaid.

     This Promissory Note shall, at the option of the holder hereof, become due and payable without notice or demand, upon the happening of any one of the following specified events: (1) failure to pay any amount as herein set forth;
(2) the Obligor shall become insolvent (however evidenced); (3) the Obligor shall make a general assignment for the benefit of creditors; (4) the filing of any petition or the commencement of any proceeding by Obligor or any endorser or guarantor of this Promissory Note for any relief under any bankruptcy or insolvency laws, or any laws relating to the relief of debtors, readjustment of indebtedness, reorganizations, compositions, or extensions; (5) the filing of any petition or the commencement of any proceeding against Obligor or any endorser or guarantor of this Promissory Note for any relief under any bankruptcy or insolvency laws, or any laws relating to the relief of debtors, readjustment of indebtedness, reorganizations, compositions, or extensions, which proceeding is not dismissed within sixty (60) days; or (6) suspension of the transaction of the usual business of Obligor.

     If this Promissory Note is not paid in accordance with its terms, Obligor shall pay to Holder, in addition to principal and accrued interest thereon, all costs of collection of the principal and accrued interest, including, but not limited to, reasonable attorneys' fees, court costs and other costs for the enforcement of payment of this Promissory Note.

     No waiver of any obligation of Obligor under this Promissory Note shall be effective unless it is in a writing signed by Holder. A waiver by Holder of any right or remedy under this Promissory Note on any occasion shall not be a bar to exercise of the same right or remedy on any subsequent occasion or of any other right or remedy at any time.

     Any notice required or permitted under this Promissory Note shall be in writing and shall be deemed to have been given on the date of delivery, if personally delivered to the party to whom notice is to be given, or on the fifth Business Day after mailing, if mailed to the party to whom notice is to be given, by certified mail, return receipt requested, postage prepaid, and addressed to the addressee at the address of the addressee set forth herein, or to the most recent address, specified by written notice, given to the sender pursuant to this paragraph.

     This Promissory Note is delivered in and shall be enforceable in accordance with the laws of the Commonwealth of Massachusetts and shall be construed in accordance therewith, and shall have the effect of a sealed instrument.

     Obligor hereby expressly waives presentment, demand, and protest, notice of demand, dishonor and nonpayment of this Promissory Note, and all other notices or demands of any kind in connection with the delivery, acceptance, performance, default or enforcement hereof, and hereby consents to any delays, extensions of time, renewals, waivers or modifications that may be granted or consented to by the holder hereof with respect to the time of payment or any other provision hereof.

     In the event any one or more of the provisions of this Promissory Note shall for any reason be held to be invalid, illegal or unenforceable, in whole or in part or in any respect, or in the event that any one or more of the provisions of this Promissory Note operate or would prospectively operate to invalidate this Promissory Note, then and in any such event, such provision(s) only shall be deemed null and void and shall not affect any other provision of this Promissory Note and the remaining provisions of this Promissory Note shall remain operative and in full force and effect and in no way shall be affected, prejudiced, or disturbed thereby.

                                        OBLIGOR:

[Corporate Seal]                        MARCAM CORPORATION



                                        By:
                                            ---------------------------------
                                            Name:
                                            Title:

ATTESTED:



By:
    ----------------------------------
    Name:
    Title:

                               Payment Schedule to
                           $39,000,000 Promissory Note

             Date                                        Amount
            8/15/97.................................   $5,000,000
            9/15/97.................................    6,000,000
           10/15/97.................................    2,000,000
           11/15/97.................................    2,000,000
           12/15/97.................................    3,000,000
            1/15/98.................................    2,000,000
            2/15/98.................................    2,000,000
            3/15/98.................................    2,000,000
            4/15/98.................................    2,000,000
            5/15/98.................................    2,000,000
            6/15/98.................................    2,000,000
            7/15/98.................................    1,000,000
            8/15/98.................................    1,000,000
            9/15/98.................................    1,000,000
           10/15/98.................................    1,000,000
           11/15/98.................................    1,000,000
           12/15/98.................................    1,000,000
            1/15/99.................................    1,000,000
            2/15/99.................................    1,000,000
            3/15/99.................................    1,000,000
                              Total:                  $39,000,000